Exhibit 99.1

China Digital Files 8-K Providing Second Quarter 2009 Earnings Call Transcript

Management Team Discusses Financial Results, Business Operations, and Growth for 2009 and Beyond

NEW YORK, NY and SHENZHEN, CHINA —China Digital Communication Group (OTCBB: CMTP), a manufacturer and distributor of battery components in China, today announced the availability of the transcript for its second quarter 2009 earnings conference call, held on August 6th.

China Digital’s CEO, Fushun Li, and other members of the management team conducted a wide ranging conference call discussing recent contract wins, production capacity, financial results for the second quarter, as well as growth for 2009 and beyond. Also on the call was Junfeng Chen, China Digital’s Interim CFO, who provided financial insight into the company and its growth projections during the in-depth question and answer session.

During the conference call, Fushun Li, stated:

“China Digital had revenue of $5.4 million, net income of $1.3 million, and EPS of $0.22 in the second quarter, handsomely exceeding last year’s results and putting us on track to achieve our 2009 projections.  China Digital’s goal is to become listed on AMEX or NASDAQ as soon as we meet all listing requirements and we look forward to keeping investors informed of our exciting new developments going forward.”

Interested parties are encouraged to read a transcript of the conference call, available here:
http://www.chinadigitalcommunication.com/pdf/CMTP_Q2%202009_Call_Transcript_080609.pdf

About China Digital Communication Group

China Digital Communication Group, through its wholly owned subsidiary, Shenzhen E’Jenie Science and Technology Co., Ltd. (E’Jenie), is a manufacturer and developer of advanced telecommunications equipment in China. E’Jenie sells high-quality lithium-ion battery shell and cap products to major lithium-ion battery cell manufacturers in China. E’Jenie’s products are used to power mobile phones, MP3 players, laptops, digital cameras, PDAs, camera recorders and other consumer electronic digital devices. China Digital Communication Group is continuing its expansion across East Asia, while seeking distribution partners and acquisitions in new global markets, including the U.S.

For more information, please visit:  www.chinadigitalcommunication.com.

Forward-looking statement: Except for the historical information, the matters discussed in this news release may contain forward-looking statements, including, but not limited to, factors relating to future sales. These forward-looking statements may involve a number of risks and uncertainties. Actual results may differ materially based on a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products and other risk factors detailed in the company’s most recent annual report and other filings with the Securities and Exchange Commission.

Contact:

China Digital Communication Group
Ken Lin, 1-917-573-0302
ken@chinadigitalcommunication.com
or
China America Financial Communications Group
Darren Minton, 1-212-823-0523
chinadigital@cafcg.com